EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the use of our name in the "Experts" section of the Prospectus that forms a part of this Registration Statement on Form S-3 (the "Registration Statement") of Stone Energy Corporation (the "Company"). We hereby further consent to the incorporation by reference of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 ("Form 10-K") into this Registration Statement, which Form 10-K makes reference to us in "Item 2. Properties."

                                           /s/ RYDER SCOTT COMPANY



Denver, Colorado
April 17, 2002